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                                                                   Exhibit h(14)

                          EXPENSE LIMITATION AGREEMENT

                               HSBC INVESTOR FUNDS


         EXPENSE LIMITATION AGREEMENT, effective as of _______, 2005 by and between HSBC Asset Management (Americas) Inc. (the "Investment Manager") and the HSBC Investor Funds (the "Trust"), on behalf of each series of the Trust set forth in Schedule A (each a "Fund," and collectively, the "Funds").

         WHEREAS, the Trust is a Massachusetts Business Trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust; and

         WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement (the "Management Agreements"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

         WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

         NOW THEREFORE, the parties hereto agree as follows:

1.       Expense Limitation.

         1.1. Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act ("Fund Operating Expenses"), but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of such Fund's business, exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

         1.2. Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

         1.3. Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule B. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Trust by delivering a revised Schedule B to the Trust reflecting such extension. Such an extension must continue at the same Operating Expense Limit amount specified on Schedule A.

         1.4. Method of Computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be estimated and


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accrued. Each day, the Fund shall also calculate a year-to-date Operating
Expense Limit Amount, based on each Fund's year to date average net assets and its Annual Expense Limit. If the total year to date expenses exceed the year to date Operating Expense Limit Amount, the Fund shall record a receivable from the Investment Manager in an amount equal to the year to date Excess Amount less any such receivables previously recorded for the fiscal period. Shortly after the end of each month, the Fund shall deliver to the Investment Manager a statement indicating the Excess Amount owed to the Fund for the month and the Investment Manager will remit to the Fund an amount that, together with any waived or reduced investment management fee, is sufficient to pay that monthly Excess Amount.

         1.5. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2.       Reimbursement of Fee Waivers and Expense Reimbursements.

         2.1. Reimbursement. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to Section 1 hereof (the "Reimbursement Amount") during any of the previous thirty-six (36) months, to the extent that the Fund's annualized Operating Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

         2.2. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3.       Term and Termination of Agreement.

         This Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business.

4.       Miscellaneous.

         4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive


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the Company's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

         4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                      HSBC INVESTOR FUNDS
                                      ON BEHALF OF
                                      EACH OF ITS SERIES SET FORTH IN SCHEDULE A


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


                                      HSBC ASSET MANAGEMENT (AMERICAS) INC.


                                      By:
                                              ----------------------------------
                                      Name:
                                      Title:


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
                                   SCHEDULE A

                            OPERATING EXPENSE LIMITS


This Agreement relates to the following Funds of the Trust:



                                                       Maximum Operating Expense
                                                                Limit
                                                          (as a percentage of
   Name of Fund                                           average net assets)
   ------------                                        -------------------------
   HSBC Investor Bond Fund                                Class A Shares:  1.10%
                                                          Class B Shares:  1.85%
                                                          Class C Shares:  1.85%

   HSBC Investor Growth Fund                              Class A Shares:  1.20%
                                                          Class B Shares:  1.95%
                                                          Class C Shares:  1.95%
                                                          Class Y Shares:  0.95%

   HSBC Investor Overseas Equity Fund                     Class A Shares:  1.85%
                                                          Class B Shares:  2.60%
                                                          Class C Shares:  2.60%

   HSBC Investor Opportunity Fund                         Class A Shares:  1.65%
                                                          Class B Shares:  2.40%
                                                          Class C Shares:  2.40%

   HSBC Investor Value Fund                               Class A Shares:  1.20%
                                                          Class B Shares:  1.95%
                                                          Class C Shares:  1.95%
                                                          Class Y Shares:  0.95%

   HSBC Investor Money Market Fund                        Class I Shares:  0.20%

   HSBC Investor Cash Management Fund                     Class A Shares:  0.70%
                                                          Class B Shares:  1.30%
                                                          Class C Shares:  1.30%
                                                          Class D Shares:  0.55%
                                                          Class I Shares:  0.20%
                                                          Class Y Shares:  0.30%

   HSBC Investor U.S. Government Money Market Fund        Class I Shares:  0.20%

   HSBC Investor U.S. Treasury Money Market Fund          Class I Shares:  0.20%


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

                                                       Maximum Operating Expense
                                                                Limit
                                                          (as a percentage of
   Name of Fund                                           average net assets)
   ------------                                        -------------------------
   HSBC Investor California Tax-Free Money Market Fund    Class A Shares:  0.80%
                                                          Class B Shares:  1.40%
                                                          Class C Shares:  1.40%
                                                          Class D Shares:  0.65%
                                                          Class Y Shares:  0.40%


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
                                   SCHEDULE B
                      DURATION OF OPERATING EXPENSE LIMITS


The duration of each Operating Expense Limit shall be as follows:

                                                         Date on Which Operating
  Name of Fund                                          Expense Limit Terminates
  ------------                                          ------------------------
  HSBC Investor Bond Fund                                     March 1, 2006
  HSBC Investor Growth Fund                                   March 1, 2006
  HSBC Investor Overseas Equity Fund                          March 1, 2006
  HSBC Investor Opportunity Fund                              March 1, 2006
  HSBC Investor Value Fund                                    March 1, 2006
  HSBC Investor Money Market Fund                             March 1, 2006
  HSBC Investor Cash Management Fund                          March 1, 2006
  HSBC Investor U.S. Government Money Market Fund             March 1, 2006
  HSBC Investor U.S. Treasury Money Market Fund               March 1, 2006
  HSBC Investor California Tax-Free Money Market Fund         March 1, 2006


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